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                                             Exhibit A

GRANITE STATE ENERGY, INC.
Balance Sheet
As of December 31, 1996
(Unaudited, Subject to Adjustment)


ASSETS
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  Current assets:
     Cash                                              $23,049
     Accounts receivable from associated companies      53,340
     Customer accounts receivable                       54,599
     Unbilled revenue                                   63,000
     Tax benefit receivable                             84,300
                                                     ---------
  Total assets                                        $278,288
                                                     =========


LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
  Accounts payable to associated companies             $78,778

Parent company's investment:
  Common stock, par value $1 per share                   1,000
  Subordinated notes payable to parent                 355,000
  Accumulated deficit                                 (156,490)
                                                    ----------
                                                       199,510
                                                    ----------

Total liabilities and parent company's investment     $278,288
                                                    ==========